                                                                     EXHIBIT 5.1
                                                                     -----------



                                August 19, 1998


Infoseek Corporation
1399 Moffett Park Drive
Sunnyvale, California 94089

          RE:  REGISTRATION STATEMENT ON FORM S-8
               ----------------------------------

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Infoseek Corporation, a California corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about August 20, 1998 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 1,500,000 shares of your Common Stock, no par value (the "Shares"), reserved for issuance pursuant to the 1996 Stock Option/Stock Issuance Plan (the "Plan"), and of 400,000 shares of your Common Stock, no par value (the "Shares"), reserved for issuance pursuant to the Employee Stock Purchase Plan (the "Purchase Plan"). As your legal counsel, we reviewed the actions taken and proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Registrant under the Plan and the Purchase Plan.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement, the Plan and the Purchase Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.


                                     Very truly yours,

                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation


                                     /s/ Wilson Sonsini Goodrich & Rosati